UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 25, 2011

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, Colorado   80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 OTHER EVENTS	OTHER EVENTS

        Global Casinos, Inc., announced today that it and its subsidiary, Doc Holliday Casino II, LLC, have been named in a civil action captioned:  Rail and Martinez vs. Global Casinos, Inc., et.al., United States District Court for the District of Colorado, Civil Action No. 1:11-cv-01408-REB -MJW.

      This matter involves claims of sexual harassment brought by two former employees of Doc Holliday Casino.  The Claims have been brought under the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et.seq. and common law claims.  The claims were first brought in the EEOC which reviewed the allegations and took no action.  The Company vehemently denies any wrongdoing and plans to vigorously defend the matter.  Management believes the likelihood of a material adverse result is extremely remote.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: July 25, 2011	__/s/ Clifford L. Neuman________ Clifford L. Neuman, President